     As filed with the Securities and Exchange Commission on June 14, 2000

                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

             Delaware                                        52-2055918
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                  301/380-3000
                      (Address, including zip code, and
                       telephone number, including area
                       code, of registrant's principal
                              executive offices)

                                ---------------

                                     Agent:
                               Joseph Ryan, Esq.
                          Marriott International, Inc.
                                Dept. 52/923.30
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                  301/380-3000

                                  Copies to:
       Ward R. Cooper, Esq.                      R. W. Smith, Jr., Esq.
   Marriott International, Inc.            Piper Marbury Rudnick & Wolfe LLP
         Dept. 52/923.23                           6625 Smith Avenue
       10400 Fernwood Road                     Baltimore, Maryland 21209
     Bethesda, Maryland 20817                         410/580-3000
           301/380-7824

                                ---------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________________

   If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]___________________

                       CALCULATION OF REGISTRATION FEE(1)

-------------------------------------------------------------------------------------
 Title of Each Class of                   Proposed      Proposed Maximum  Amount of
    Securities to be     Amount to be Maximum Offering  Registration Fee Registration
       Registered         Registered  Price Per Unit(1)      Price           Fee
-------------------------------------------------------------------------------------
Class A Common Stock,
 par value $.01(2).....   1,369,423        $36.51         $49,997,634      $13,200
=====================================================================================

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee. Based upon the closing price of our Class A Common Stock of $36.51 per share as reported on the New York Stock Exchange on June 12, 2000.
(2) Associated with the Class A Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Class A Common Stock prior to the occurrence of certain events.

                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                    SUBJECT TO COMPLETION, DATED JUNE 14, 2000

PROSPECTUS


                          MARRIOTT INTERNATIONAL, INC.

                                1,369,423 SHARES
                                       OF
                                  COMMON STOCK

  This prospectus relates to the public offering from time to time of up to an aggregate of 1,369,423 shares of our Class A Common Stock by a selling stockholder. See "Selling Stockholder" on page 10. You should read this entire prospectus carefully before you invest.

-------------------------------------------------------------------------------
  Investing in these securities involves risks. See "Risk Factors" on page 5.
-------------------------------------------------------------------------------


                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                                        , 2000
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers.

                               ----------------

                               Table of Contents

                                                                            PAGE
                                                                            ----
Where You Can Find More Information........................................   3
Forward-Looking Statements.................................................   4
Risk Factors...............................................................   5
The Company................................................................   8
Use of Proceeds............................................................   8
Our Common Stock...........................................................   9
Selling Stockholder........................................................  10
Plan of Distribution.......................................................  11
Legal Matters..............................................................  11
Independent Public Accountants.............................................  11

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities that may be sold by the selling stockholder. You may inspect the registration statement and related exhibits without charge at the public reference facilities of the SEC described above, and may obtain copies from the SEC at prescribed rates. This information is also available at the SEC's web site.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1999;

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 24, 2000;

  .  Our Proxy Statement filed on March 23, 2000; and

  . Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we stop offering securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of
     Item 402 of Regulation S-K promulgated by the SEC).

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

   Corporate Secretary
   Marriott International, Inc.
   Marriott Drive, Department 52/862
   Washington, D.C. 20058
   (301) 380-3000

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

                           FORWARD-LOOKING STATEMENTS

   We make forward-looking statements in this prospectus that are based on the beliefs and assumptions of our management, and on information currently available to our management. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions.

   Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. We caution you not to rely unduly on any forward-looking statements.

   You should understand that the following important factors, in addition to those discussed elsewhere in this prospectus and the documents incorporated in this prospectus by reference, could cause results to differ materially from those expressed in such forward-looking statements:

  .  competition within each of our business segments;

  .  business strategies and their intended results;

  . the balance between supply of and demand for hotel rooms, timeshare units, senior living accommodations and corporate apartments;

  . our continued ability to obtain new operating contracts and franchise agreements;

  . our ability to develop and maintain positive relations with current and potential hotel and senior living community owners;

  .  the effect of international, national and regional economic conditions;

  . the availability of capital to allow us and potential hotel and senior living community owners to fund investments;

  . the effect that internet hotel reservation channels may have on the rates that we are able to charge for hotel rooms; and

  .  other risks described from time to time in our filings with the SEC.

                                  RISK FACTORS

   Before you invest in our common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors together with all other information included in this prospectus before you decide to invest in our common stock.

Risks concerning the lodging business may impact our revenue and growth

   The lodging business involves unique operating risks. Our largest business is lodging. Our lodging properties are subject to operating risks that may adversely impact our revenue. These risks include, among others:

  . changes in general economic conditions, which can adversely affect the level of business and pleasure travel, and therefore the demand for lodging and related services;

  . cyclical over-building in one or more sectors of the hotel industry and/or in one or more geographic regions, which could lead to excess supply compared to demand, and a decrease in hotel occupancy and/or room rates;

  . restrictive changes in zoning, land use, health, safety and environmental laws, rules and regulations;

  . our inability to obtain adequate property and liability insurance to protect against losses or to obtain such insurance at reasonable rates; and

  .  changes in travel patterns.

   Competition in the lodging business may affect our ability to grow. We compete for hotel management, franchise and acquisition opportunities with other managers, franchisors and owners of hotel properties, some of which may have greater financial resources than we do. These competitors may be able to accept more risk than we can prudently manage. Competition may generally reduce the number of suitable management, franchise and investment opportunities offered to us, and increase the bargaining power of property owners seeking to engage a manager, become a franchisee or sell a hotel property. Our operational and growth prospects are also dependent on the strength and desirability of our lodging brands, the ability of our franchisees to generate revenues and profits at properties they franchise from us and our ability to maintain positive relations with our employees.

We may have conflicts of interest with Host Marriott Corporation and Crestline Capital Corporation

   We manage or franchise a large number of full service, luxury, select service and extended stay hotels and senior living communities that are owned, controlled or leased by Host Marriott Corporation and its former subsidiary, Crestline Capital Corporation, and we guarantee certain Host Marriott obligations.

   We may have conflicts of interest with Host Marriott or Crestline because our Chairman and Chief Executive Officer, J.W. Marriott Jr., and his brother, Richard E. Marriott, who is Chairman of Host Marriott, have significant stockholdings in, and are directors of, both Marriott International and Host Marriott. In addition, J.W. Marriott, Jr. and Richard E. Marriott have significant holdings in Crestline and John W. Marriott III, the son of J.W. Marriott, Jr. and our Executive Vice President, Sales and Marketing, is a director of Crestline. Circumstances may occur on which Host Marriott's or Crestline's interests could be in conflict with your interests as a holder of our securities, and Host Marriott or Crestline may pursue transactions that present risks to you as a holder of our securities. We cannot assure you that any such conflicts will be resolved in your favor. Our transactions with Host Marriott and Crestline are described in more detail in the notes to our Consolidated Financial Statements, which we filed with the SEC as part of our Annual Report on Form 10-K for the year ended December 31, 1999. See "Where You Can Find More Information" on page 3.

The availability and price of capital may affect our ability to grow

   Our ability to sell properties that we develop, and the ability of hotel developers to build or acquire new Marriott branded properties, both of which are important components of our growth plans, are to some extent dependent on the availability and price of capital. We are monitoring the status of the capital markets, which have shown unusual volatility during the past year, and continually evaluate the effect, if any, that capital market conditions may have on our ability to execute our announced growth plans. If this analysis demonstrates that our growth plans should be modified, new plans which provide for reduced or more limited growth may be necessary.

We depend on arrangements with others to grow

   Our present growth strategy for development of additional lodging and senior living facilities entails entering into and maintaining various arrangements with present and future property owners, including Host Marriott, Crestline and New World Development Company Limited. We cannot assure you that any of our current strategic arrangements will continue, or that we will be able to enter into future collaborations, in which case our ability to continue to grow could be constrained.

Contract terms for new units may be less favorable

   The terms of the operating contracts, distribution agreements, franchise agreements and leases for each of our lodging facilities and retirement communities are influenced by contract terms offered by our competitors at the time these agreements are entered into. Accordingly, we cannot assure you that contracts entered into or renewed in the future will be on terms that are as favorable to us as those under our existing agreements.

We may fail to compete effectively and lose business

   We generally operate in markets that contain numerous competitors and our continued success depends, in large part, upon our ability to compete in such areas as access, location, quality of accommodations, amenities, specialized services, cost containment and, to a lesser extent, the quality and scope of food and beverage services and facilities. If we fail to compete effectively, our revenues and profitability will suffer.

Changes in supply and demand in our industries may adversely affect us

   The lodging industry may be adversely affected by (1) supply additions, (2) international, national and regional economic conditions, (3) changes in travel patterns, (4) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (5) the availability of capital to allow us and potential hotel and retirement community owners to fund investments. Our timeshare and senior living service businesses are also subject to the same or similar uncertainties and, accordingly, we cannot assure you that the present level of demand for timeshare intervals and senior living communities will continue, or that there will not be an increase in the supply of competitive units, which could reduce the prices at which we are able to sell or rent units.

We are subject to restrictive debt covenants

   Our existing debt agreements contain covenants that limit our ability to, among other things, borrow additional money, pay dividends, sell assets or engage in mergers. If we do not comply with these covenants, or do not repay our debt on time, we would be in default under our debt agreements. Unless any such default is waived by our lenders, the debt could become immediately payable and this could have a material adverse impact on us.

Anti-takeover provisions may prevent a change in control

   Our restated certificate of incorporation, our shareholder's rights plan, and the Delaware General Corporation Law each contain provisions that could have the effect of making it more difficult for a party to acquire, and may discourage a party from attempting to acquire, control of our company without approval of our board of directors. These provisions could discourage tender offers or other bids for our common stock at a premium over market price.

Forward-looking statements may prove inaccurate

   We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. You should note that many factors, some of which are discussed elsewhere in this document, could affect future financial results and could cause those results to differ materially from those expressed in our forward-looking statements contained in this prospectus. See "Forward-Looking Statements" on page 4.

                                  THE COMPANY

   We are one of the world's leading hospitality companies. We are a worldwide operator and franchisor of hotels and senior living communities. Our portfolio of twelve lodging brands--from luxury to economy to extended stay to vacation timesharing--is the broadest of any company in the world. Consistent with our focus on management and franchising, we own very few of our lodging properties. Our Senior Living Services unit develops and operates senior living communities offering independent living, assisted living and skilled nursing care for seniors. Operating under the name Marriott Distribution Services, we supply food and related products to our domestic hotels and senior living communities and to external domestic customers through our high-volume distribution centers. Marriott Distribution Services is one of the largest limited line food service distributors in the United States.

   Formation of "New" Marriott International--Spin-off in March 1998. We became a public company in March 1998, when we were "spun off" as a separate entity by the company formerly named "Marriott International, Inc." We refer to the "former" Marriott International as "Old Marriott." Our company--the "New" Marriott International--was formed to conduct the lodging, senior living and distribution services businesses formerly conducted by Old Marriott. Old Marriott, now called Sodexho Marriott Services, Inc., is a provider of food service and facilities management in North America.

   Other Companies with the "Marriott" Name. In addition to us and Sodexho Marriott Services, Inc., Host Marriott Corporation (a lodging real estate company, most of whose properties we manage) also uses "Marriott" in its name. Each of these companies has its own separate management, businesses and employees. Each company's board of directors is comprised of different persons, except that J.W. Marriott, Jr., our Chairman and Chief Executive Officer, his brother, Richard E. Marriott, Chairman of Host Marriott, and William J. Shaw, our President and Chief Operating Officer and one of our directors, are each directors of more than one Marriott company. Members of the Marriott family continue to own stock in us, in Sodexho Marriott Services, Inc. and in Host Marriott Corporation. Old Marriott was formed in 1993 when it was spun off from Marriott Corporation--now named Host Marriott Corporation.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale by the selling stockholder of the common stock under this prospectus. We will pay all expenses of the registration and sale of the common stock, except selling commissions, fees and stock transfer taxes.

                                OUR COMMON STOCK

   Our common stock (Class A Common Stock, $0.01 par value per share) is traded on the New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange and Philadelphia Stock Exchange under the symbol "MAR." Each holder of our common stock is entitled to ten votes for each share registered in his or her name on our books on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of holders of any outstanding preferred stock, if any, in an election of directors the holders of a majority of shares of our common stock will be able to elect 100 percent of the directors to be elected.

Rights Agreement and Series A Junior Preferred Stock

   Each share of our common stock, including those that may be issued in an offering under this prospectus, carries with it one preferred share purchase right. This type of arrangement is sometimes referred to as a "poison pill." If the rights become exercisable, each right entitles the registered holder to purchase one one-thousandth of a share of our Series A Junior Preferred Stock (subject to adjustment as a result of certain events) at a fixed price. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right.

   The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain takeover attempts of our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.

   If issued, our Series A Junior Preferred Stock would generally not be available to the person or persons who acquired our common stock in certain takeover attempts. Our Series A Junior Preferred Stock would have significant preferential dividend, voting and liquidation rights over our common stock. However, unless the applicable prospectus supplement specifies otherwise, each series of preferred stock offered under this prospectus will rank senior to our Series A Junior Participating Preferred Stock as to the payment of dividends and any distribution of our assets.

   For more information on our common stock, the rights and our Series A Junior Preferred Stock, see our Form 10 Registration Statement dated February 13, 1998 and the Amended and Restated Rights Agreement, dated as of August 9, 1999, between us and The Bank of New York, as Rights Agent, both of which we have filed with the SEC. See "Where You Can Find More Information" on page 3.

                              SELLING STOCKHOLDER

   We issued 100,000 shares of our ESOP Convertible Preferred Stock to the Marriott International, Inc. Employees' Profit Sharing, Retirement and Savings Plan and Trust in a transaction exempt from the registration requirements of the Securities Act. These shares are initially convertible into 1,369,423 shares of our Class A Common Stock. We are registering the resale of the shares of common stock by this stockholder. The selling stockholder, including its transferees, pledgees or donees or its successors, may from time to time offer and sell all or any of these shares of common stock.

   We agreed with the selling stockholder to file this registration statement to register the resale of the common stock issuable upon conversion of the ESOP Convertible Preferred Stock. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which the shares of common stock no longer qualify as "registrable securities" under our registration rights agreement.

   The selling stockholder may offer all, some or none of the shares of common stock. Thus, we cannot estimate the amount of the common stock that will be held by the selling stockholder upon termination of any sales. Accordingly, the column showing ownership after completion of the offering assumes that the selling stockholder will sell all of the common stock offered by this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which it provided the information about its shares. The selling stockholder beneficially owned 1.1% of our common stock prior to the offering and, if it sells all of the common stock offered by this prospectus, will own none of our common stock after the offering. The selling stockholder is a trust created for the benefit of our employees and acts on their behalf.

                                                            Shares Beneficially
                         Shares Beneficially                    Owned After
                         Owned Prior to the                  Completion of the
Name                          Offering       Shares Offered      Offering
----                     ------------------- -------------- -------------------
Marriott International,
 Inc. Employees' Profit
 Sharing, Retirement
 and Savings Plan and
 Trust.................       1,369,423        1,369,423            --

   Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the number of shares of common stock issuable upon conversion of the ESOP Convertible Preferred Stock, is subject to adjustment. As a result, the aggregate principal amount of common stock into which the ESOP Convertible Preferred Stock is convertible may increase or decrease.

                              PLAN OF DISTRIBUTION

   We are registering an aggregate of 1,369,423 shares of common stock to permit public secondary sales of the shares by the selling stockholder from time to time after the date of this prospectus. We anticipate that the selling stockholder may sell all or a portion of the common stock from time to time on the New York Stock Exchange and may sell common stock to or through one or more broker-dealers at prices prevailing on the Exchange at the times of such sales. The selling stockholder may also make private sales directly or through one or more broker-dealers. Broker-dealers participating in such transactions may receive compensation in the form of discounts, concessions or commissions (including, without limitation, customary brokerage commissions) from the selling stockholder. The selling stockholder and any broker-dealers who act in connection with sales of common stock may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the common stock might be deemed to be underwriting discounts and commissions under the Securities Act. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate.

   The selling stockholder will pay all discounts and selling commissions (if any), fees and expenses of counsel and other advisors to the selling stockholder and any other expenses incurred in connection with the registration and sale of the common stock. We will pay the registration fee payable to the SEC hereunder, the listing fee to be paid for listing the shares of common stock on the New York Stock Exchange, fees and expenses relating to the registration or qualification of the shares of common stock pursuant to any applicable state securities or "blue sky" laws and the fees and expenses of our counsel and independent accountants.

                                 LEGAL MATTERS

   Our Law Department will pass upon the validity of the common stock offered under this prospectus. Attorneys in our Law Department own shares of our common stock, and hold stock options, deferred stock and restricted stock awards under our 1998 Comprehensive Stock and Cash Incentive Plan and may receive additional awards under such plan in the future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The annual financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus and registration statement in reliance upon the authority of said firm as experts in giving said report.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is a statement of the estimated expenses to be incurred in connection with the distribution of the securities registered under this Registration Statement:

                                                                      Amount
                                                                    To Be Paid
                                                                    ----------
Securities and Exchange Commission registration fee................  $ 13,200
Legal fees and expenses............................................    15,000
Fees and expenses of qualification under state securities laws
 (including legal fees)............................................     1,000
Accounting fees and expenses.......................................    60,000
Printing fees......................................................    45,000
Miscellaneous......................................................    15,800
                                                                     --------
    Total..........................................................  $150,000
                                                                     ========

Item 15. Indemnification of Directors and Officers

   Article Eleventh and Article Sixteenth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the Company's Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company's Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

   The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. These provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

   In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

   This description of the Director Liability and Indemnification Provisions is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws, each of which has been filed with the SEC.

Item 16. Exhibits

                                                Incorporation by Reference
                                             (where a report or registration
                                            statement is indicated below, that
                                            document has been previously filed
                                             with the SEC and the applicable
                                           exhibit is incorporated by reference
                 Description                             thereto)
                 -----------               ------------------------------------
 2.1 Distribution Agreement dated as of     Appendix A in our Form 10 filed
     September 30, 1997 between Sodexho     on February 13, 1998.
     Marriott Services, Inc. and the
     Company.

 2.2 Agreement and Plan of Merger dated     Appendix B in our Form 10 filed
     as of September 30, 1997 among         on February 13, 1998.
     Sodexho Marriott Services, Inc.,
     Marriott-ICC Merger Corp., the
     Company, Sodexho Alliance, S.A. and
     International Catering Corporation.

 2.3 Omnibus Restructuring Agreement        Appendix C in our Form 10 filed
     dated as of September 30, 1997         on February 13, 1998.
     among Sodexho Marriott Services,
     Inc., Marriott-ICC Merger Corp.,
     the Company, Sodexho Alliance, S.A.
     and International Catering
     Corporation.

 2.4 Amendment Agreement dated as of        Appendix D in our Form 10 filed
     January 28, 1998 among Sodexho         on February 13, 1998.
     Marriott Services, Inc., Marriott-
     ICC Merger Corp., the Company,
     Sodexho Alliance, S.A. and
     International Catering Corporation.

 3.1 Third Amended and Restated             Exhibit No. 3 to our Form 10-Q
     Certificate of Incorporation of the    for the fiscal quarter ended June
     Company.                               18, 1999.

 3.2 Amended and Restated Rights            Exhibit No. 4.1 to our Form 10-Q
     Agreement dated as of August 9,        for the fiscal quarter ended
     1999 between the Company and The       September 10, 1999.
     Bank of New York, as Rights Agent.

 5.1 Opinion of Joseph Ryan, Esq., on       Filed herewith.
     behalf of the Law Department of the
     Company.


                                               Incorporation by Reference
                                            (where a report or registration
                                           statement is indicated below, that
                                           document has been previously filed
                                            with the SEC and the applicable
                                          exhibit is incorporated by reference
                 Description                            thereto)
                 -----------              ------------------------------------
 12   Statement of Computation of Ratio    Exhibit 12 to our Form 10-Q for
      of Earnings to Fixed Charges.        the fiscal quarter ended March
                                           24, 2000.

 23.1 Consent of Arthur Andersen LLP.      Filed herewith.

 23.2 Consent of Joseph Ryan, Esq. on      Included in the opinion filed as
      behalf of the Law Department of      Exhibit 5.
      the Company.



 99   Forward-Looking Statements.          Filed herewith.

Item 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on June 14, 2000.

                                          Marriott International, Inc.

                                                   /s/ J.W. Marriott, Jr.
                                          By: _________________________________
                                                     J.W. Marriott, Jr.
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Joseph Ryan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ J. W. Marriott, Jr.         Chairman of the Board,        June 14, 2000
______________________________________  Chief Executive Officer
          J.W. Marriott, Jr.            and Director (Principal
                                        Executive Officer)

         /s/ Arne M. Sorenson          Executive Vice President      June 14, 2000
______________________________________  and Chief Financial
           Arne M. Sorenson             Officer (Principal
                                        Financial Officer)

        /s/ Linda A. Bartlett          Vice President and            June 14, 2000
______________________________________  Controller (Principal
          Linda A. Bartlett             Accounting Officer)

       /s/ Henry Cheng Kar-Shun        Director                      June 14, 2000
______________________________________
         Henry Cheng Kar-Shun

       /s/ Gilbert M. Grosvenor        Director                      June 14, 2000
______________________________________
         Gilbert M. Grosvenor


              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Richard E. Marriott         Director                      June 14, 2000
______________________________________
         Richard E. Marriott

     /s/ Floretta Dukes McKenzie-      Director                      June 14, 2000
______________________________________
       Floretta Dukes McKenzie

         /s/ Harry J. Pearce           Director                      June 14, 2000
______________________________________
           Harry J. Pearce

          /s/ W. Mitt Romney           Director                      June 14, 2000
______________________________________
            W. Mitt Romney

          /s/ Roger W. Sant            Director                      June 14, 2000
______________________________________
            Roger W. Sant

         /s/ William J. Shaw           President, Chief Operating    June 14, 2000
______________________________________  Officer and Director
           William J. Shaw

        /s/ Lawrence M. Small          Director                      June 14, 2000
______________________________________
          Lawrence M. Small